UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 11, 2006

ADELPHIA COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-16014	23-2417713
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification No.)

5619 DTC Parkway—Greenwood Village, CO		80111
(Address of principal executive offices)		(Zip code)

(303) 268-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Effective October 11, 2006, Adelphia Communications Corporation (the “Company”) and certain affiliated debtors (together with the Company, the “Debtors”) entered into an agreement (the “Plan Support Agreement”) with representatives of the Official Committee of Unsecured Creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code, the ad hoc committee of holders of ACC Senior Notes and Arahova Notes, W.R. Huff Asset Management Co., L.L.C., Appaloosa Management LP, Deutsche Bank Securities Inc., Tudor Investment Corporation, Highfields Capital Management, LP, Franklin Mutual Advisors, LLC, OZ Management, LLC, C.P. Management LLC and Satellite Asset Management, L.P. and the ad hoc Committee of Arahova Noteholders (each a “Party” and together, the “Parties”).

Pursuant and subject to the Plan Support Agreement, each Party agreed, among other things, to the extent applicable, to: (i) support the modified Fifth Amended Joint Chapter 11 Plan for the Debtors (the “Plan”) in the form attached thereto; (ii) vote to accept the Plan; (iii) refrain from objecting to, or taking actions that may be detrimental to, confirmation of the Plan; and (iv) use its reasonable best efforts (a) to obtain a written agreement supporting the Plan from any ad hoc committee of which it is a member and (b) to obtain the support for the Plan of other holders of claims in the same class(es) as such Party.  The Parties also acknowledged that, unless extended in writing by the Parties, the deadline for the effective date of the Plan will be December 22, 2006.  The Plan was filed with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) on October 11, 2006.

Under the Plan Support Agreement, the Parties also agreed that no modification or change to the Plan may be made that is adverse to any Party (an “Adverse Change”) in its capacity as a holder or representative of claims against the Debtors, without the written consent of the adversely affected Party. In the event an Adverse Change is made pursuant to an order of the Bankruptcy Court, however, the affected Party shall be released from its obligations under the Plan Support Agreement and such a party may request the change of any vote previously cast with respect to the Plan. The Debtors’ authority to enter into the Plan Support Agreement is subject to Bankruptcy Court approval.

The foregoing description of the terms of the Plan Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Plan Support Agreement, a copy of which is filed herewith as Exhibit 10.1.

This filing is not intended to be, nor should it be construed as, a solicitation to vote on the Plan.

Item 9.01.  Financial Statements and Exhibits.

Exhibit 10.1                                    Plan Support Agreement, dated as of October 11, 2006.

Cautionary Statement Regarding Forward-Looking Statements

This report includes forward-looking statements.  All statements regarding the Company’s and its subsidiaries’ and affiliates’ expected sources and uses of cash, income tax positions, indemnification obligations and any post-closing purchase price adjustments related to the sale of substantially all of the Company’s and its subsidiaries’ assets to Time Warner NY Cable LLC and Comcast Corporation on July 31, 2006 (the “Sale Transaction”), settlements with the Securities and Exchange Commission (the “SEC”) and the United States Attorney’s Office for the Southern District of New York (the “U.S. Attorney”) and future course of the Company’s pending bankruptcy proceeding, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions, are forward-looking statements.  Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements.  Factors that may cause actual results to differ materially from those in the forward-looking statements include the potential costs and impacts of the transactions and obligations associated with the Sale Transaction, whether and on what timetable a plan of reorganization under Chapter 11 of the Bankruptcy Code will be confirmed and consummated, whether the transactions contemplated by the settlements with the SEC and the U.S. Attorney and any other agreements needed to effect those transactions are consummated, the Company’s pending bankruptcy proceeding, results of litigation against the Company, results and impacts of the sale of the Company’s assets and those discussed under Item 1A, “Risk Factors,” in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2006 and in the Company’s Second Disclosure Statement Supplement, filed with the Bankruptcy Court on October 16, 2006, which is available in the investor relations section of the Company’s website at www.adelphia.com.  Information contained on the Company’s Internet website is not incorporated by reference into this report.  Many of these factors are outside of the Company’s control.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2006	ADELPHIA COMMUNICATIONS CORPORATION (Registrant)

	By:	/s/ Brad M. Sonnenberg
	Name:	Brad M. Sonnenberg
	Title:	Executive Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Plan Support Agreement, dated as of October 11, 2006.